UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2005

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32837 (Commission File Number)	75-2749762 (I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas (Address of principal executive offices)	75001 (Zip code)

Registrant’s telephone number, including area code: (972) 713-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      As part of the 2005 annual meeting of stockholders of United Surgical Partners International, Inc. (the “Company”), the board of directors of the Company proposed that the Company’s stockholders approve an amendment (the “Amendment”) to the Company’s 2001 Equity-Based Compensation Plan (the “Plan”). The provisions of the Plan that (1) provide that either the granting or vesting of awards may be subject to certain performance standards and (2) specify the individual limit on awards granted to Covered Employees (as defined by the Plan), in order that such awards may continue to be fully deductible by the Company for federal income tax purposes, were reconfirmed by the Amendment.

      The Amendment was approved by the Company’s stockholders at the 2005 annual meeting and became effective as of May 3, 2005.

      The above description of the Amendment is qualified in its entirety by reference to the terms of the Amendment attached hereto as Exhibit 10.1.

Item 9.01(c). EXHIBITS

10.1	Second Amendment to the United Surgical Partners International, Inc. 2001 Equity-Based Compensation Plan, effective May 3, 2005

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
By:	/s/ Mark A. Kopser
Mark A. Kopser
Senior Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)

Date: May 6, 2005

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Second Amendment to the United Surgical Partners International, Inc. 2001 Equity-Based Compensation Plan, effective May 3, 2005